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                                                               Exhibit (2)(a)(2)

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

             J.P. MORGAN ATLAS GLOBAL LONG/SHORT EQUITY FUND, L.L.C.

                  This Limited Liability Company Agreement (this "Agreement") of J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C., dated and effective as of February 7, 2003, is entered into by Joel Katzman, as the sole member (the "Member").

                  The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

                  1. NAME. The name of the limited liability company formed hereby is J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C. (the "Company").

                  2. CERTIFICATES. The designation of Wesley M. Yett as an "authorized person" within the meaning of the Act, and the execution, delivery and filing of the Certificate of Formation of the Company by Wesley M. Yett with the Secretary of State of the State of Delaware is herby ratified. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and thereupon the Member and Rose M. Burke each became a designated "authorized person" and each shall continue as a designated "authorized person" within the meaning of the Act. The Member and Rose M. Burke are each hereby authorized severally to execute, deliver and file any certificates (and any amendments and/or restatements thereof) (i) to be filed in the office of the Secretary of State of the State of Delaware, or (ii) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

                  3. PURPOSES. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

                  4. POWERS. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

                           (a)      acquire by purchase, lease, contribution of
property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                           (b)      act as a trustee, executor, nominee, bailee,
director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

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                           (c)      take any and all actions necessary,
convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

                           (d)      operate, purchase, maintain, finance,
improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                           (e)      borrow money and issue evidences of
indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

                           (f)      invest any funds of the Company pending
distribution or payment of the same pursuant to the provisions of this Agreement;

                           (g)      prepay, in whole or in part, refinance,
recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

                           (h)      enter into, perform and carry out contracts
of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                           (i)      employ or otherwise engage employees,
managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

                           (j)      enter into partnerships, limited liability
companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and

                           (k)      do such other things and engage in such
other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

                  5. PRINCIPAL BUSINESS OFFICE. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

                  6. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

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                  7.       REGISTERED AGENT. The name and address of the
registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  8. MEMBERS. The name and the mailing address of the Member are as follows:

    Name                                             Address
    ----                                             -------
Joel Katzman                       J.P. Morgan Alternative Asset Management, Inc.
                                   1211 Avenue of the Americas, 42nd Floor
                                   New York, NY 10036

                  9. LIMITED LIABILITY. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

                  10. CAPITAL CONTRIBUTIONS. The Member is admitted as a member of the Company upon its execution and delivery of this Agreement. The Member has contributed no cash or other property to the Company.

                  11. ADDITIONAL CONTRIBUTIONS. The Member is not required to make any additional capital contribution to the Company. However, the Member may at any time make additional capital contributions to the Company.

                  12. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated solely to the Member.

                  13. DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

                  14.      MANAGEMENT.

                  (a) In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company and is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person or entity.

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                  (b)      Notwithstanding any other provision of this
Agreement, the Member, Rose M. Burke, and any Officer, as designated in writing by the Member or Rose M. Burke, are each hereby authorized, as an "authorized person" or "authorized signatory," (i) to file with the Securities and Exchange Commission and execute, in each case on behalf of the Company, a Registration Statement on Form N-2 or other appropriate form (the "1940 Act Registration Statement"), including the related Form N-8A and any pre-effective or post-effective amendments to the 1940 Act Registration Statement, relating to registration under the Investment Company Act of 1940, as amended; and (ii) to file and execute on behalf of the Company all applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and any other papers and documents that the Member may deem necessary or incidental to the foregoing. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Officer to enter into other agreements on behalf of the Company.

                  15. OFFICERS. The Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the "Officers") and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 15 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.

                  16. OTHER BUSINESS. The Member may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

                  17. EXCULPATION AND INDEMNIFICATION. No Member, Officer, "authorized person" or "authorized signatory", as defined under this Agreement (each, an "Indemnified Party"), shall be liable to the Company or any person or entity bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party's willful misconduct. To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to

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the extent of Company assets only, and the Member shall not have personal liability on account thereof.

                  18. ASSIGNMENTS. The Member may at any time assign in whole or in part its limited liability company interest in the Company. The transferee shall be admitted to the Company as a member upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. If the Member transfers all of its interest in the Company pursuant to this Section 18, such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

                  19. RESIGNATION. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 19, an additional member shall be admitted to the Company, subject to Section 20 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

                  20. ADMISSION OF ADDITIONAL MEMBERS. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

                  21.      DISSOLUTION.

                           (a)      The Company shall dissolve and its affairs
shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time there are no members of the Company unless the Company is continued in accordance with the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                           (b)      The bankruptcy (as defined at Sections
18-101 and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                           (c)      In the event of dissolution, the Company
shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

                  22. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

                  23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

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                  24.      GOVERNING LAW. This Agreement is governed by, and
shall be construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

                  25. AMENDMENTS. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

                  26. SOLE BENEFIT OF MEMBER. Except as expressly provided in Section 17, the provisions of this Agreement (including Section 11) are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

                                   By:  /s/ Joel Katzman
                                       ------------------
                                       Name: Joel Katzman
                                       Title: Sole Member

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